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                               2,000,000 SHARES

                          ZOMAX OPTICAL MEDIA, INC.

                                 COMMON STOCK

                            UNDERWRITING AGREEMENT


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May ____, 1998


John G. Kinnard and Company, Incorporated
Cruttenden Roth, Incorporated
Pacific Crest Securities Inc.
AS REPRESENTATIVES OF THE SEVERAL UNDERWRITERS
c/o John G. Kinnard and Company, Incorporated
920 Second Avenue South
Minneapolis, MN 55402

Ladies and Gentlemen:

     Zomax Optical Media, Inc., a Minnesota corporation (the "Company"), and the shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as the representatives (the "Representatives"), an aggregate of Two Million (2,000,000) shares (the "Firm Shares") of Common Stock, without par value, of the Company (the "Common Stock"), of which 1,600,000 shares will be sold by the Company and 400,000 shares will be sold by the Selling Shareholders. The respective amounts of Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Shareholders are set forth opposite their names in
Schedule II hereto. The Company and the Selling Shareholders are sometimes referred to herein collectively as the "Sellers." In addition, the Company proposes, subject to the terms and conditions stated herein, to grant to the Underwriters an option to purchase an aggregate of up to 300,000 additional shares of Common Stock upon the request of the Representative solely for the purpose of covering over allotments (the "Option Shares"). The Firm Shares and the Option Shares are referred to herein collectively as the "Shares."

     As Representatives, you have advised the Company and the Selling Shareholders (i) that you are authorized to enter into this Agreement on behalf of the Underwriters and (ii) that the Underwriters are willing, acting severally and not jointly, to purchase the number of Firm Shares, aggregating in total Two Million (2,000,000) shares, set forth opposite their respective names in Schedule I hereto, plus their pro rata portion of the Option Shares purchased if you elect to exercise the over allotment option in whole or in part for the accounts of the Underwriters.

     The Company hereby confirms the arrangements with respect to the purchase of the Shares severally by each of the Underwriters. The Company has been advised and

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hereby acknowledges that John G. Kinnard and Company, Incorporated has been duly authorized to act as the representative of the Underwriters. As used in this Agreement, the term "Underwriter" refers to any individual member of the underwriting syndicate and includes any party substituted for an Underwriter under Section 9 hereof.

     1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
          SHAREHOLDERS

          A. The Company represents and warrants to, and agrees with, each of the several Underwriters as follows:

               i. A registration statement on Form S-1 (Registration No. 333-______) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder and has been filed with the Commission under the Act. If the Company has elected to rely upon Rule 462(b) under the Act to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of the registration statement as amended to date have been delivered by the Company to the Representatives. Such registration statement, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act and the information (if any) deemed to be part thereof pursuant to Rules 430A and 434(d) under the Act, and all prospectuses included as a part thereof, all financial statements included in such registration statement, and all schedules and exhibits thereto, as amended at the time when the registration statement shall become effective, are herein referred to as the "Registration Statement," and the term "Prospectus" as used herein shall mean the final prospectus included as a part of the Registration Statement on file with the Commission when it becomes effective (except that if a prospectus is filed by the Company pursuant to Rules 424(b) and 430A under the Act, the term "Prospectus" as used herein shall mean the prospectus so filed pursuant to Rules 424(b) and 430A (including any term sheet meeting the requirements of Rule 434 under the Act provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Act)). The term "Preliminary Prospectus" as used herein means any prospectus used prior to the Effective Date (as defined in Section 5(A) hereof) and included as a part of the Registration Statement, prior to the time it becomes or became

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               effective under the Act and any prospectus subject to
               completion as described in Rules 430A or 434 under the Act. Copies of the Registration Statement, including all exhibits and schedules thereto, any amendments thereto and all Preliminary Prospectuses have been delivered to you.

               ii. The Registration Statement has been declared effective, and at all times subsequent thereto up to each closing date, the Registration Statement and Prospectus and all amendments thereof and supplements thereto, will comply in all material respects with the provisions of the Act and the Rules and Regulations. Neither the Commission nor any state securities division has issued any order (i) preventing or suspending the use of any Preliminary Prospectus, (ii) issuing a stop order with respect to the offering of the Shares or (iii) requiring the recirculation of a Preliminary Prospectus. The Registration Statement (as amended, if the Company shall have filed with the Commission any post effective amendments thereto) does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus, at the time of filing thereof, the Registration Statement as of the date declared effective and at all times subsequent thereto up to each closing date, and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) conformed and conforms in all material respects to the requirements of the Act and the Rules and Regulations and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this Subsection 1(A)(ii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus (or any amendment thereof or supplement thereto) which are based upon and conform to information furnished to the Company by the Underwriters, or by any Selling Shareholder, in writing specifically for use in the preparation of the Registration Statement or the Prospectus or any such amendment or supplement. There is no contract or other document of the Company of a character required by the Act or the Rules and Regulations to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that has not been described

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               or filed as required.

               iii. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with full corporate power and authority, to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership or lease of its properties, or the conduct of its business, requires such qualification and in which the failure to be qualified or in good standing would have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders' equity, business, property or prospects of the Company. Except as set forth in Exhibit 21.1 to the Registration Statement, the Company has no subsidiaries, is not affiliated with, nor owns any stock or other equity interest of, any other company or business entity.

               iv. The Company has all necessary material authorizations, licenses, approvals, consents, permits, certificates and orders of and from all state, federal, foreign and other governmental or regulatory authorities to own its properties and to conduct its business as described in the Registration Statement and Prospectus, is conducting its business in substantial compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, and has received no notice of nor has it knowledge of any basis for any proceeding or action for the revocation or suspension of any such authorizations, licenses, approvals, consents, permits, certificates or orders.

               v.   The Company is not in violation of or in default under
               (i) its Articles of Incorporation or Bylaws, (ii) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, license, indenture, bond mortgage, loan agreement, joint venture or partnership agreement, lease, agreement or instrument to which the Company is a party or by which the Company or any of its properties are bound, (iii) any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, which violation or default would have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders' equity, business, property or prospects of the Company or the ability of the

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               Company to consummate the transactions contemplated hereby.

               vi. The Company has full requisite power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and will be a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, if and when this Agreement shall have become effective in accordance with
               Section 8, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance and other equitable remedies, and except as the enforceability of the indemnification or contribution provisions hereof may be affected by applicable federal or state securities laws. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of or constitute a material default under (i) any bond, debenture, note or other evidence of indebtedness, or any contract, license, indenture, mortgage, loan agreement, joint venture or partnership agreement, lease, agreement or other instrument to which the Company is a party or by which the property of the Company is bound, (ii) the Company's Articles of Incorporation or Bylaws, or (iii) any statute or any order, rule or regulation of any court, governmental agency or body having jurisdiction over the Company. No consent, approval, authorization or order of any court, governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as may be required under the Act or under state or other securities laws.

               vii. There are no actions, suits or proceedings pending before any court or governmental agency, authority or body to which the Company is a party or of which the business or property of the Company is the subject which (i) might result in any material adverse change in the condition (financial or otherwise), shareholders' equity, results of operations, business or prospects of the Company, (ii) materially and adversely affect its properties or assets, or (iii) prevent consummation of the transactions contemplated by this Agreement. To the best of the Company's knowledge, no such actions, suits or proceedings are threatened.

               viii. The Company has the duly authorized and outstanding capitalization set forth under the caption "Capitalization" in the Prospectus. The outstanding shares of capital stock of the

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               Company have been duly authorized and validly issued, fully paid and nonassessable. The Shares conform in substance to all documents relating thereto contained in the Registration Statement and Prospectus. The Shares to be sold by the Company hereunder have been duly authorized and, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus. No statutory preemptive rights or similar rights to subscribe for or purchase shares of capital stock of any security holders of the Company exist with respect to the issuance and sale of the Shares by the Company. Except as described in the Prospectus, the Company has no agreement with any security holder which gives such security holder the right to require the Company to register under the Act any securities of any nature owned or held by such person in connection with the transactions contemplated by this Agreement. Except as described in the Prospectus, there are no outstanding options, warrants, agreements, contracts or other rights to purchase or acquire from the Company any shares of its capital stock. Except as described in the Prospectus, there are no agreements among the Company's executive officers and directors and any other persons with respect to the voting or transfer of the Company's capital stock or with respect to other aspects of the Company's affairs. Upon payment for and delivery of the Shares to be sold by the Company pursuant to this Agreement, the Underwriters will acquire good and marketable title to such Shares, free and clear of all liens, encumbrances or claims created by actions of the Company. The certificates evidencing the Shares will comply as to form with all applicable provisions of the laws of the State of Minnesota.

               ix. The financial statements of the Company, together with the related notes, included in the Registration Statement and Prospectus (the "Financial Statements") fairly and accurately present the financial position, the results of operations and changes in shareholders' equity and cash flows of the Company at the dates and for the respective periods to which such Financial Statements apply. The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made, except as otherwise stated therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included

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               in the Registration Statement.  The summary and selected
               consolidated financial data included in the Registration Statement present fairly the information shown therein on the basis stated in the Registration Statement and have been compiled on a basis consistent with the financial statements presented therein.

               x. Arthur Andersen, LLP, which has expressed its opinion with respect to the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the rules and regulations thereunder.

               xi. Since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there has not been any material adverse change, or any development, event or occurrence in the business of the Company that, taken together with other developments, events and occurrences with respect to such business, would have or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company or the management, shareholders' equity, results of operations, business, property or prospects of the Company, whether or not occurring in the ordinary course of business, (ii) there has not been any transaction not in the ordinary course of business entered into by the Company which is material to the Company, other than transactions described or contemplated in the Registration Statement, (iii) the Company has not incurred any material liabilities or obligations, which are not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company, (iv) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (v) there has not been any change in the capital stock of the Company (other than upon the exercise of options described in the Registration Statement) or any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company, (vi) there has not been any declaration or payment of any dividends or any distributions of any kind with respect to the capital stock of the Company, other than any dividends or distributions described or contemplated in the Registration Statement, or
               (vii) there has not been any issuance of warrants, options, convertible securities or other rights to purchase or acquire capital stock of the Company.

               xii. The Company has filed all necessary federal, state, local

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               and foreign income and franchise tax returns and paid all
               taxes shown as due thereon. The Company has no knowledge of any tax deficiency which either has been or might be asserted against it which would materially and adversely affect the Company's business or properties.

               xiii. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               xiv. The Company has good and marketable title to all of the property, real and personal, described in the Registration Statement or Prospectus as being owned by the Company, free and clear of all liens, encumbrances, equities, charges or claims, except as do not materially interfere with the uses made and to be made by the Company of such property or as disclosed in the Financial Statements. The Company has valid and binding leases to the real and personal property described in the Registration Statement or Prospectus as being under lease to the Company, except as to those leases which are not material to the Company or the lack of enforceability of which would not materially interfere with the use made and to be made by the Company of such leased property.

               xv. There has been no unlawful storage, treatment or disposal of waste by the Company at any of the facilities owned or leased thereby, except for such violations which would not have a material adverse effect on the condition, (financial or otherwise) or the shareholders' equity, results of operation, business, properties or prospects of the Company. There has been no material spill, discharge, leak, emission, ejection, escape, dumping or release of any kind onto the properties owned or leased by the Company, or into the environment surrounding those properties, of any toxic or hazardous substances, as defined under any federal, state or local regulations, laws or statutes, except for those releases either permissible under such regulations, laws or statutes or otherwise

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               allowable under applicable permits or which would not have a material adverse effect on the condition (financial or otherwise) or the shareholders' equity, results of operation, business, properties or prospects of the Company.

               xvi. Each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Employee Benefit Plan"), and each bonus, retirement, pension, profit sharing, stock bonus, thrift, stock option, stock purchase, incentive, severance, deferred or other compensation or welfare benefit plan, program, agreement or arrangement of, or applicable to employees or former employees of, the Company or with respect to which the Company could have any liability ("Benefit Plans"), was or has been established, maintained and operated in all material respects in compliance with all applicable federal, state, and local statutes, orders, governmental rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No Benefit Plan is or was subject to Title IV of ERISA or Section 302 of ERISA or
               Section 412 of the Code. The Company does not, either directly or indirectly as a member of a controlled group within the meaning of Sections 414(b), (c), (m) and (o) of the Code ("Controlled Group"), have any material liability that remains unsatisfied or arising under Section 502 of ERISA, Subchapter
               D of Chapter 1 of Subtitle A of the Code or under Chapter 43 of Subtitle D of the Code. No action, suit, grievance, arbitration or other matter of litigation or claim with respect to any Benefit Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative procedures have not been exhausted) is pending or, to the Company's knowledge, threatened or imminent against or with respect to any Benefit Plan, any member of a Controlled Group that includes the Company, or any fiduciary within the meaning of Section 3(21) of ERISA with respect to a Benefit Plan which, if determined adversely to the Company, would have a material adverse effect on the Company. Neither the Company nor any member of a Controlled Group that includes the Company, has any knowledge of any facts that could give rise to any action, suit, grievance, arbitration or any other manner of litigation or claim with respect to any Benefit Plan.

               xvii. No labor disturbance or dispute by the employees or consultants or contractors of the Company exists or, to the Company's knowledge, is threatened which could reasonably be expected to have a material adverse effect on the conduct of the

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               business or the financial condition (financial or otherwise), results of operations, properties or prospects of the Company.

               xviii. Except as disclosed in the Prospectus:

                      a. The Company owns or possesses the full rights to use or is licensed to use all patents, patent applications, inventions, copyrights, trademarks, service marks, applications for registration of trademarks and service marks, trade secrets, know-how and other intellectual property proprietary information or know-how reasonably necessary for the conduct of its present or intended business as described in the Prospectus ("Proprietary Rights"); there are no pending legal, governmental or administrative proceedings relating to the Proprietary Rights to which the Company is a party or of which any property of the Company is subject; and no such proceedings are, to the best of the Company's knowledge, threatened or contemplated against the Company by any governmental agency or authority or by others;

                      b. The Company has not received notice of any material conflict or claim with asserted intellectual property rights of any third parties;

                      c. To the best of the Company's knowledge, the Company does not infringe upon the rights or claimed rights of any person under or, with respect to, any of the Proprietary Rights referred to in Section 1(A) (xviii)(a) above; except as disclosed in the Prospectus, the Company is not obligated nor is it under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Proprietary Rights, with respect to the use thereof or in connection with the conduct of its business or otherwise; and to the best of the Company's knowledge, the Company is not using any confidential information or trade secrets of any other party in the conduct of its business;

                      d. The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to the Proprietary Rights other than in the ordinary course of business;
                      e.  To the best of the Company's knowledge, the

                      Proprietary Rights are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and are in good standing;

                      f. The Company is in compliance in all material respects with its contractual obligations relating to the protection of any Proprietary Rights used pursuant to licenses; and

                      g. The Company owns and/or has the unrestricted right to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and any other technical data or information necessary to the development, manufacture, operation and sale of all products sold or proposed to be sold by it, free and clear of any rights, liens and claims of others.

               xix. The Company maintains insurance, which is in full force and effect, of the types and in the amounts reasonably adequate for its business and, to the best of its knowledge, consistent with coverage comparable to the insurance maintained by similar companies or businesses.

               xx.    The Company has not sold any securities in violation of
               Section 5 of the Act.

               xxi. The conditions for use of a registration statement on Form S-1 for the distribution of the Shares have been satisfied with respect to the Company.

               xxii. The Company intends to apply the proceeds from the sale of the Shares by it to the purposes and substantially in the manner set forth in the Prospectus.

               xxiii. No person is entitled, directly or indirectly, to compensation from the Company or the Underwriters for services as a finder in connection with the transactions contemplated by this Agreement.

               xxiv. All material transactions between the Company and its shareholders who beneficially own more than 5% of any class of the Company's voting securities have been accurately disclosed in the Prospectus, and the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties.

               xxv. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

               xxvi. The Company has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

               xxvii. The Company's application for listing the Shares on the Nasdaq National Market ("Nasdaq") has been approved.

               xxviii. To the Company's knowledge, none of the Company's officers, directors or security holders has any affiliations with the National Association of Securities Dealers, Inc., except as set forth in the Registration Statement or as otherwise disclosed in writing to the Representatives.

               xxix. The Company has obtained a written agreement, enforceable by the Representatives, from each officer and director of the Company and shareholder who holds 5% or more of the outstanding Common Stock of the Company that for 120 days following the Effective Date, such person will not, without the Representative's prior written consent, sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of, other than by gift to donees who agree to be bound by the same restriction or by will or the laws of descent, any of his or her Common Stock, or any options, warrants or rights to purchase Common Stock or any shares of Common Stock received upon exercise of any options, warrants or rights to purchase Common Stock, which are beneficially held by such persons during such 120-day period.

               xxx. The Company is not, and upon completion of the sale of the Shares contemplated hereby will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

               xxxi. The Company has complied and will comply with all provisions of Florida Statutes Section 517.075 (Chapter 92-198,

               Laws of Florida). Neither the Company, nor any affiliate thereof, does business with the government of Cuba or with any person of affiliate located in Cuba.

               xxxii. Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's fee, broker's fee or other agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          B. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters shall be deemed to be a representation and warranty of the Company to each Underwriter as to the matters covered thereby.

          C. Each of the Selling Shareholders severally, but not jointly, represents and warrants to and agrees with each of the Underwriters as follows:

               i. The Selling Shareholder has duly executed a Custody Agreement ("Custody Agreement") between the Selling Shareholder and Norwest Bank Minnesota, National Association, as Custodian (the "Custodian"), and a Power of Attorney ("Power of Attorney") appointing Anthony Angelini as attorney-in-fact ("Attorney-In-Fact") with authority to execute and deliver this Agreement on behalf of the Selling Shareholder and to take certain other actions with respect thereto.

               ii. The Selling Shareholder now has, and at the First Closing Date (as defined in Section 2(D) hereof) or Second Closing Date (as defined in Section 2(E) hereof) (as the case may be) will have, good and valid title to the Shares to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Shares. The certificates representing such Shares, which have been deposited by the Selling Shareholder with the Custodian, were duly and properly endorsed blank for transfer, or were accompanied by all documents, duly and properly executed, necessary to validate the transfer of title thereto to the Underwriters, free of any legend, restriction on transferability, proxy, lien, encumbrance, equity or claim whatsoever; and, upon the delivery of, and against payment for, such Shares pursuant to this Agreement, the Underwriters will acquire good and valid title thereto free and clear of any legends, liens, restrictions on transferability, proxies, encumbrances, equities or claims.

          iii. The Selling Shareholder is disposing of the Shares held by him or her for his or her account and is not selling such Shares, directly or indirectly, for the benefit of the Company or the Underwriters, and no part of the proceeds of such sale received by such Selling Shareholder will inure, either directly or indirectly, to the benefit of the Company.

          iv. The Selling Shareholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney, and the Custody Agreement and to perform the obligations of the Selling Shareholder under this Agreement, the Power of Attorney and the Custody Agreement. This Agreement, the Power of Attorney and the Custody Agreement are each a valid and binding obligation of such Selling Shareholder, except as the obligations of the Selling Shareholder under the indemnification and contribution provisions hereof may be limited under federal securities laws. The execution and delivery of this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, governing documents of such Selling Shareholder, if not an individual, any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or, to the knowledge of such Selling Shareholder, any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

          v. The Selling Shareholder has not taken and will not take directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company. Other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

          vi. The information pertaining to such Selling Shareholder the caption "Principal and Selling Shareholders" in the Prospectus is complete and accurate in all material respects. All information furnished to the Company in writing by the Selling Shareholder for use in the preparation of the Registration Statement and Prospectus is true in all material respects and does not omit any material fact necessary to make such information not misleading. When the Registration Statement becomes effective, and at all times subsequent thereto up to and including any Closing Date, the Registration Statement and the Prospectus, as may be amended or supplemented, will not contain any untrue statement of a material fact with respect to the Selling Shareholder or omit, with respect to such Selling Shareholder, to state a material fact required to be stated therein or necessary to make the statements therein with respect to the Selling Shareholder misleading.

2.   PURCHASE, SALE, DELIVERY AND PAYMENT.

     A. On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Sellers agree to sell to each of the Underwriters, and the Underwriters agree, severally and not jointly, to purchase, at a purchase price equal to 93% of the per share price to public of $________ (the "Offering Price"), the respective amount of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The Underwriters will collectively purchase all of the Firm Shares if any are purchased.

     B. Certificates in negotiable form for the total number of Shares to be sold hereunder by the Selling Shareholders have been placed in custody with the Custodian pursuant to the Custody Agreement executed by each Selling Shareholder for delivery of all Shares to be sold hereunder by the Selling Shareholders. Each of the Selling Shareholders specifically agrees that the Shares represented by the certificates held in custody for the Selling Shareholders under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Shareholder or the dissolution or termination of a Selling

     Shareholder which is not an individual person) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

     C. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase an aggregate of up to 300,000 Option Shares at the same purchase price as the Firm Shares for use solely in covering any over allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the Effective Date (as defined in Section 5(A) hereof) upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option and the date on which certificates for such Option Shares are to be delivered. Option Shares shall be purchased severally for the account of each Underwriter in proportion to the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The option granted hereby may be canceled by the Representatives upon notice to the Company as to the Option Shares for which the option is unexercised at the time of expiration of the 30-day period.

     D. The Company and the Selling Shareholders will deliver the Firm Shares to the Representatives at the offices of Briggs and Morgan, Professional Association, 2400 IDS Center, 80 South Eighth Street, Minneapolis, MN 55402, unless some other place is agreed upon, at 10:00 a.m., Minneapolis time, against payment of the purchase price at the same place, on the third full business day after trading of the Shares has commenced, or, if the offering commences after 4:30 p.m., on the fourth full business day after commencement of the offering, or such earlier time as may be agreed upon between the Representatives and the Company, such time and place being herein referred to as the "First Closing Date."

     E. The Company will deliver the Option Shares being purchased by the Underwriters to the Representatives at the above-referenced offices of Briggs and Morgan, Professional Association, set forth in Section 2(D) above, unless some other place is agreed, at 10:00 a.m., Minneapolis time, against payment of the purchase price at such place, on the date determined by the Representatives and of which the Company has received notice as provided in Section 2(C), which shall not be earlier than two nor later than five full business days after the exercise of the option as set forth in Section 2(C), or at such other time not later than ten full business days thereafter as may be agreed upon by the Representatives and the Company, such time and date being herein referred to as the "Second Closing Date."

     F. Certificates for the Shares to be delivered will be registered in such names and issued in such denominations as the Underwriters shall request two business days prior to the First Closing Date or the Second Closing Date, as the case may be. The certificates will be made available to the Underwriters in definitive form for the purpose of inspection and packaging at least twenty-four (24) hours prior to the respective closing dates.

     G. Payment to the Company and the Selling Shareholders for the Shares sold shall be made by wire transfer to an account designated by the Company or by certified or official bank check or checks in Clearing House funds, payable to the order, respectively, of the Company and the Selling Shareholders.

3.   UNDERWRITERS' OFFERING TO THE PUBLIC.

     A. The Underwriters will make a public offering of the Shares directly to the public (which may include selected dealers who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or foreign dealers not eligible for membership in the NASD but who have agreed to abide by the interpretation of the NASD Board of Governor's with respect to free-riding and withholding) as soon as the Underwriters deem practicable after the Registration Statement becomes effective at the Offering Price, subject to the terms and conditions of this Agreement and in accordance with the Prospectus. Concessions from the Offering Price may be allowed selected dealers who are members of the NASD as the Underwriters determine and the Underwriters will furnish the Company with such information about the distribution arrangements as may be necessary for inclusion in the Registration Statement. It is understood that the Offering Price and such concessions may vary after the public offering. The Underwriters shall offer and sell the Shares only in jurisdictions in which the offering of Shares has been duly registered or qualified, or is exempt from registration or qualification, and shall take reasonable measures to effect compliance with applicable state and local securities laws.

     B. It is understood that the Representatives, individually and not as representatives, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for the Shares to be purchased by such Underwriter or Underwriters. No such payment by the Representatives shall relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

4.   COVENANTS OF THE COMPANY.

     The Company hereby covenants and agrees with each of the several Underwriters as follows:

     A. If the Company has elected to rely on Rule 430A under the Act, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 under the Act) containing the information omitted therefrom pursuant to Rule 430A under the Act with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, under the Act; if the Company has elected to rely upon Rule 462(b) under the Act to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) under the Act; the Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 under the Act) that, in the opinion of the Representatives, may be necessary or advisable in connection with distribution of the Securities by Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 under the Act) to which the Representatives shall reasonably object by notice to the Company after having been furnished with a copy a reasonable time prior to the filing.

     B. The Company will advise the Representatives promptly of (i) any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, (iii) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or (iv) the institution or threatening of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus or suspending such qualification and to obtain as soon as possible the lifting thereof, if issued.

     C. The Company will promptly prepare and file at its own expense with the Commission any amendments of, or supplements to, the Registration Statement and the Prospectus which may be necessary in connection with the distribution of the Shares by the Underwriters. During the period when a Prospectus relating to the Shares is required to be delivered under the Act, the Company will promptly file any amendments of, or supplements to, the Registration Statement and the Prospectus which may be necessary to correct any untrue statement of a material fact or any omission to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will not file any amendment of, or supplement to, the Registration Statement or Prospectus, after the Effective Date, which shall not previously have been submitted to the Representatives and its counsel a reasonable time prior to such proposed filing or to which the Representatives shall have reasonably objected. In case any Underwriter is required to deliver a prospectus in connection with sales of any Shares at any time nine months or more after the Effective Date, upon the request of the Representatives but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

     D. The Company will endeavor to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably designate and the Company will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or registration. In each jurisdiction in which the Shares shall have been qualified or registered as above provided, the Company will continue such qualifications or registrations in effect for so long as may be required for purposes of the distribution of the Shares and make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction to permit secondary trading of the same; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits, other than those arising out of the offering or sale of the Shares.

     E. The Company will furnish to the Representatives, as soon as available, copies of the Registration Statement and all amendments (two of which will be signed and which shall include all exhibits), each Preliminary Prospectus, if any, the Prospectus and any amendments or supplements to such documents including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as the Representatives may from time to time reasonably request. The Company specifically authorizes the Underwriters and all dealers to whom any of the Shares may be sold by the Underwriters to use and distribute copies of such Preliminary Prospectuses and Prospectuses in connection with the sale of the Shares as and to the extent permitted by the federal and applicable state and local securities laws.

     F. The Company will make generally available to its security holders an earnings statement, in a form complying with requirements of
     Section 11(a) of the Act and Rule 158 thereunder, as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which occurs the first anniversary date of the Effective Date, meeting the requirements of Section 11(a) of the Act covering a period of at least 12 consecutive months beginning after the Effective Date, and will advise you in writing when such statement has been so made available.

     G. The Company will, for such period up to two years from the First Closing Date, deliver to the Representatives copies of its annual report and copies of all other documents, and information furnished by the Company to its security holders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act, or any state securities commission by the Company. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, if any, as that term is defined in the rules and regulations under the Act, which are not consolidated in the Company's financial statements.

     H. The Company shall be responsible for and pay all costs and expenses incident to the performance of its obligations under this Agreement including, without limiting the generality of the foregoing,
     (i) all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits),

     Preliminary Prospectuses, if any, the Prospectus and any amendments thereof or supplements to any of the foregoing; (ii) the issuance and delivery of the Shares, including taxes, if any; (iii) the cost of all certificates representing the Shares; (iv) the fees and expenses of the Transfer Agent for the Shares; (v) the fees and disbursements of counsel for the Company; (vi) all fees and other charges of the independent public accountants of the Company; (vii) the cost of furnishing and delivering to the Underwriters and dealers participating in the offering copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectuses, the Prospectus and any amendments of, or supplements to, any of the foregoing; (viii) the NASD filing fee; (ix) all fees and expenses of counsel for the Representatives incurred in qualifying the Shares for sale under the laws of such jurisdictions designated by the Representatives (including filing fees). In the event this Agreement is terminated pursuant to Section 8 below, the Company shall remain obligated to pay the Representatives their actual accountable out-of-pocket expenses, plus any fees and expenses described in (ix) above, not to exceed $75,000. The provisions of this Section 4(H) are intended to allocate responsibility for the expenses as between the Company and the Underwriters and shall not affect any agreement between the Company and the Selling Shareholders for the sharing of such costs and expenses.

     I. The Company will not take, and will use its best efforts to cause each of its officers and directors not to take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and will not effect any sales of any security of the Company which are required to be disclosed in response to Item 701 of Regulation S-X of the Commission which have not been so disclosed in the Registration Statement.

     J. Upon completion of this offering, the Company will use its best efforts to maintain the listing of its Common Stock on the National Association of Securities Dealers Automated Quotation System (Nasdaq) National Market or any other national securities exchange.

     K. The Company will apply the net proceeds from the sale of the Shares substantially in the manner set forth in the Prospectus.

     L. During the period ending on the final closing date, the Company agrees that it will issue press releases, make public statements and respond to inquiries of the press and securities analysts only after conferring with its counsel and with the Representatives.

     M. Prior to or as of either closing date, the Company shall have performed each condition to closing required to be performed by the Company pursuant to Section 5 hereof.

5.   CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.

          The respective obligations of the Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders, in the case of the Firm Shares as of the date hereof and the First Closing Date (as if made on and as of the First Closing Date), and in the case of the Option Shares, as of the date hereof and the Second Closing Date (as if made on and as of the Second Closing Date), to the performance by the Company and the Selling Shareholders of their obligations hereunder, and to the satisfaction of the following additional conditions on or before the First Closing Date in the case of the Firm Shares and on or before the Second Closing Date in the case of the Option Shares:

     A. The Registration Statement has been declared effective as of _________.m Minneapolis time on ____________, 1998 (the "Effective Date"). All filings required by Rules 424, 430A and 434 under the Act shall have been timely made. No stop order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, threatened by the Commission or any state securities commission or similar regulatory body. Any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters and their legal counsel.

     B. The Representatives shall not have advised the Company that the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, contains any untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that this Section 5(B) shall not apply to statements in, or omissions from, the Registration Statement or Prospectus or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to the Company by any of the Underwriters specifically for use in the preparation of the Registration Statement or the Prospectus, or any such amendment or supplement.

     C. Subsequent to the Effective Date, and except as contemplated or referred to in the Prospectus, the Company shall not have incurred any direct or contingent liabilities or obligations material to the Company, or entered into any material transactions, except liabilities, obligations or transactions in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the exercise of options or warrants described in the Registration Statement and the Prospectus), or any change in the short-term debt or long-term debt (including capitalized lease obligations) of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any change or any development involving a prospective change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered.

     D. The Representatives shall have received the opinion of Fredrikson & Byron, P.A., counsel for the Company, dated the First Closing Date or the Second Closing Date, as the case may be, addressed to the Underwriters covering certain corporate matters to the effect that:

          i. The Company as been duly incorporated and is validly existing in good standing under the laws of the State of Minnesota; has the corporate power to own, lease and operate its properties and conduct its businesses as described in the Prospectus; and is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification and in which the failure to be so qualified or in good standing would have a material adverse effect on condition (financial or otherwise), shareholders' equity, results of operations, business, properties or prospects of the Company.

          ii. The Company has the number of authorized and outstanding shares of capital stock of the Company as set forth under the caption "Capitalization" of the Prospectus, and all issued and outstanding capital stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable. There are no statutory preemptive rights, or to the best knowledge of such counsel, no similar subscription or purchase rights of securities holders of the Company with respect to issuance or sale of the Shares by the Company pursuant to this Agreement, and no rights to require registration of shares of Common Stock or other securities of the Company because of the filing of the Registration Statement exist. The Shares conform as to matters of law in all material respects to the description of such made in the Prospectus, and such description accurately sets forth the material legal provisions thereof required to be set forth in the Prospectus.

          iii. The Shares have been duly authorized and, upon delivery to the Underwriters against payment therefor, will be validly issued, fully paid and nonassessable.

          iv. The certificates evidencing the Shares comply as to form with the applicable provisions of the laws of the State of Minnesota.

          v. The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop orders suspending the effectiveness of the Registration Statement have been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, contemplated under the Act.

          vi. Upon payment for and delivery of the Shares to be sold by the Company pursuant to this Agreement, the Underwriters will acquire good and marketable title to such Shares, free and clear of all liens, encumbrances or claims created by actions of the Company.

          vii. To such counsel's knowledge, there are no material legal or governmental proceedings, pending or threatened, before any court or administrative body or regulatory agency, to which the Company or its affiliates is a party or to which any of the properties of the Company or its affiliates are subject that are required to be disclosed in the Registration Statement or Prospectus that are not so described, or statutes, regulations, or legal or governmental proceedings that are required to be described in the Registration Statement or Prospectus that are not so described.

          viii. To such counsel's knowledge, there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or required to be incorporated by reference into the Prospectus which are not disclosed or filed or incorporated by reference, as required.

          ix. No authorization, approval or consent of any governmental authority or agency is necessary in connection with the issuance and sale of the Shares as contemplated under this Agreement, except such as may be required under the Act or under state or other securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

          x. The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and supporting financial and statistical data and information included or incorporated therein, as to which such counsel need express no opinion) conform in all material respects with the requirements of the Act and the Rules and Regulations, and the conditions for use of a registration statement on Form S-1 for the distribution of the Shares have been satisfied with respect to the Company.

          xi. The statements (i) in the Prospectus under the caption "Risk Factors -- Dependence on Technology Licenses," "-- Regulatory Compliance," "--Anti-takeover Effects of Minnesota Law and Undesignated Stock," "Business -- Proprietary Rights," "-- Facilities," "-- Legal Proceedings," "Management -- Director Compensation," "-- Employment Agreements," ""-- Stock Options," "Description of Securities," "Shares Eligible for Future Sale" and
          (ii) in the Registration Statement in Item 14 insofar as such statements constitute a summary of statutes, legal and governmental proceeding, contracts and other documents, are accurate summaries and fairly present the information called for with respect to such matters.

          xii. Such counsel does not know of any contracts, agreements, documents or instruments required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and does not know of any amendment to the Registration Statement required to be filed that has not been filed; and insofar as any statements in the Registration Statement or the Prospectus constitute summaries of any contract, agreement, document or instrument to which the Company is a party, such statements are accurate summaries and fairly present the information called for with respect to such matters.

          xiii. To such counsel's knowledge, there are no defects in title or leasehold interests, or any liens, encumbrances, equities, charges or claims, not disclosed in the Registration Statement or Prospectus which would materially affect the present occupancy or use of any of the real or personal property owned or leased by the Company.

          xiv. The Company has the corporate power and authorization to enter this Agreement and to authorize, issue and sell the Shares as contemplated hereby. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and judicial limitations on the right of specific performance and other equitable remedies and except as the enforceability of indemnification or contribution provisions hereof may be limited by action of a court interpreting or applying federal or state securities laws or equitable principles.

          xv. The performance of this Agreement and the consummation of the transactions described herein will not result in a violation of or default under, the Company's Articles of Incorporation, Bylaws or other governing documents. To the best of such counsel's knowledge,
          (a) the Company is not in violation of, or in default under, its Articles of Incorporation, Bylaws or other governing documents; and
          (b) the performance of this Agreement and the consummation of the transactions described herein will not result in a material violation of, or a material default under, the terms or provisions of (A) any bond, debenture, note, or other evidence of indebtedness or any contract, license, indenture, mortgage, loan agreement, joint venture or partnership agreement, lease, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or (B) any law, order, rule, regulation, writ, injunction, or decree known to such counsel of any government, governmental agency or court having jurisdiction over the Company or any of its properties.

          xvi. To such counsel's knowledge, sales of unregistered securities by the Company prior to the Effective Date were exempt from registration requirements of the Act and are not required to be integrated, under Rule 502(a) of Regulation D of the Act, with the public offering contemplated hereby.

          xvii. The Company is not, and immediately upon completion of the sale of the Shares contemplated hereby will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

          xviii.         To the best of such counsel's knowledge, the Company is
          not engaged in any negotiations regarding any form of business combination with another entity.

          xix. Fredrikson & Byron, P.A., counsel for the Company, has not been retained to provide substantive legal advice on any pending or threatened claim, action or proceeding by any person which challenges the rights of the Company with respect to any material intellectual property of the Company. To such counsel's knowledge, such counsel is not aware of any pending or threatened claim, action or proceeding by a person or governmental agency which challenges the rights of the Company with respect to any material intellectual property of the Company, except as provided in the Prospectus.

          xx. Fredrikson & Byron, P.A., counsel for the Company, has performed certain trademark searches relating to, but has conducted no patent searches nor reviewed patentability issues on behalf of the Company. To such counsel's knowledge, and based solely upon such searching and review, the Company's current products, services and processes do not infringe on any intellectual property rights of any third parties, except as set forth in the Prospectus.

          xxi. To the knowledge of Fredrikson & Byron, P.A., counsel for the Company, and based solely on the searching and review identified above, the Company's trademark registrations which have been issued by the United States Patent and Trademark Office have been fully maintained and are in full force and effect. Such counsel gives no opinion, however, as to whether any third party could successfully challenge the validity or enforceability of any of such trademark registrations.

     In expressing the foregoing opinion, as to matters of fact relevant to conclusions of law, counsel may rely, to the extent that they deem proper, upon certificates of public officials and of the officers of the Company, and opinions of other legal counsel to the Company, provided that copies of all such certificates and opinions are attached to the opinion.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that, although such counsel cannot guarantee the accuracy, completeness or fairness of any of the statements contained in the Registration Statement or Prospectus, in connection with such counsel's representation, investigation and due inquiry of the Company in the preparation of the Registration Statement and Prospectus, such counsel has no reason to believe that, (i) as of its Effective Date, the Registration Statement or any further amendment thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) made by the Company prior to the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii), as of its date, the Prospectus or any further amendment or supplement thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) made by the Company prior to the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (iii), as of the First Closing Date or the Second Closing Date, as the case may be, either the Registration Statement or the Prospectus or any further amendment or supplement thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) made by the Company prior to the First Closing Date or the Second Closing Date, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     E. The Representatives shall have received the opinion of counsel for each of the Selling Shareholders, which counsel shall be reasonably acceptable to the Representatives, dated the First Closing Date or the Second Closing Date, as the case may be, addressed to the Underwriters and satisfactory in form and substance to the Representatives and their counsel, substantially to the effect that:

               (i) Such Selling Shareholder has the power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney and to perform and discharge such Selling Shareholder's obligations thereunder and hereunder; and this Agreement, the Custody Agreement and the Power of Attorney have been duly and validly authorized, executed and delivered by (or by the Attorney-in-Fact on behalf of) such Selling Shareholder and are the valid and binding agreements of the Selling Shareholder, enforceable in accordance with their respective terms (except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity).

               (ii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder.

               (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except such consents, approvals, authorizations or orders as have been validly obtained and are in full force and effect, such as have been obtained under the Act and such as may be required under the state securities or blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters.

               (iv) Such Selling Shareholder has full power and authority to sell and deliver the Shares to be sold by such Selling Shareholder hereunder.

               (v) Delivery of the certificates for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, upon payment therefor by the Underwriters, will pass good and valid title to such Shares to the Underwriters, and the Underwriters will acquire all the rights of such Selling Shareholder in the Shares (assuming the Underwriters have no knowledge of an adverse claim), free and clear of any claims, liens, encumbrances, security interests or other adverse claims.

     In rendering the opinions described above, counsel for each of the Selling Shareholders may rely, as to matters of fact with respect to such Selling Shareholder, upon the representations of such Selling Shareholder contained in this Agreement, the Power of Attorney and Custody Agreement.

         F. The Representatives shall have received from Briggs and Morgan, Professional Association, its counsel, such opinion or opinions as the Representatives may reasonably require, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the sufficiency of corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby, and other related matters as the Representatives may reasonably request; and the Company and its counsel shall have furnished to said counsel such documents as they may have reasonably requested for the purpose of enabling them to pass upon such matters. In connection with such opinion, as to matters of fact relevant to conclusions of law, such counsel may rely, to the extent that they deem proper, upon representations or certificates of public officials and of responsible officers of the Company.

         G. The Representatives and the Company shall have received letters, dated the date hereof and the First Closing Date and the Second Closing Date, as the case may be, from Arthur Andersen LLP, to the effect that they are independent public accountants with respect to the Company within the meaning of the Act and the related rules and regulations, stating that in their opinion the financial statements and schedules examined by them an included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations, and containing such other statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         H. The Representatives shall have received from the Company a certificate, dated as of each Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that as of the First Closing Date and the Second Closing Date:

              i. The representations and warranties of the Company in this Agreement are true and correct as if made on and as of each Closing Date. The Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at, or prior to, each such Closing Date.

              ii. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is pending or to the best knowledge of such officers contemplated under the Act.

              iii. Neither the Registration Statement nor the Prospectus nor any amendment thereof or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and, since the Effective Date, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth; provided, however, that such certificate does not require any representation concerning statements in, or omissions from, the Registration Statement or Prospectus or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to the Company by any of the Selling Shareholders or any of the Underwriters specifically for use in the preparation of the Registration Statement or the Prospectus or any such amendment or supplement.

              iv. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as contemplated or referred to in the Prospectus, the Company has not incurred any direct or contingent liabilities or obligations material to the Company, or entered into any material transactions, except liabilities, obligations or transactions in the ordinary course of business, or declared or paid any dividend or made any distribution of any kin with respect to its capital stock, and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the exercise of options or warrants described in the Registration Statement and the Prospectus) and there has not been any material adverse change in the capital stock, short-term debt, or long-term debt (including capitalized lease obligations) of the Company, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business) in or affecting the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, shareholders' equity or results of operations of the Company.

              v. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss of, or damage to, its properties, whether or not insured.

              vi. Except as is otherwise expressly stated in the Registration Statement and Prospectus there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body, or, to the best of such officer's knowledge, threatened, to which the Company is a party or of which the business or property of the Company is the subject.

         I. The Representatives shall have received, dated as of each Closing Date, from the Secretary of the Company a certificate of incumbency certifying the names, titles and signatures of the officers authorized to execute the resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement, a copy of such resolutions to be attached to such certificate, certifying such resolutions and certifying that the Articles of Incorporation and the Bylaws of the Company have been validly adopted and have not been amended or modified, except as described in the Prospectus.

         J. The Representatives shall have received a written agreement, enforceable by the Representatives, from each of officer and director of the Company and each shareholder who holds 5% or more of the outstanding Common Stock of Company, that for 120 days following the Effective Date, such person will not, without the Representative's prior written consent, sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of, other than by gift to donees who agree to be bound by the same restriction or by will or the laws of descent, any of his or her Common Stock, or any options, warrants or rights to purchase Common Stock or any shares of Common Stock received upon exercise of any options, warrants or rights to purchase Common Stock, all of which are beneficially held by such persons during the 120 day period.

         K. The Shares shall have been approved for listing on the Nasdaq National Market.

         L. The Company and the Selling Shareholders shall have furnished to the Underwriters, dated as of the date of each Closing Date, such further certificates and documents as the Underwriters shall have reasonably required.

         M. All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representatives and their legal counsel. All statements contained in any certificate, letter or other document delivered pursuant hereto by, or on behalf of, the Company shall be deemed to constitute representations and warranties of the Company.

         N. The Representatives may waive in writing the performance of any one or more of the conditions specified in this Section 5 or extend the time for their performance.

         O. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each closing date by the Representatives. Any such cancellation shall be without liability of the Underwriters to the Company or to any other party, and shall not relieve the Company of its obligations under Section 4(H) hereof. Notice of such cancellation shall be given to the Company at the address specified in Section 11 hereof in writing, or by facsimile or telephone and confirmed in writing.

    6.   INDEMNIFICATION.

         A. The Company hereby agrees to indemnify and hold harmless each Underwriter, the Selling Shareholders and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, any of the Selling Shareholders or each such controlling person may become subject, under the Act, the Exchange Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of, or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus including any amendment thereof, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or Prospectus including any amendment thereof a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to quality the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company will reimburse each Underwriter, each such Selling Shareholder and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter, Selling Shareholder or controlling person (subject to the limitation set forth in Section 6(D) hereof, in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, or alleged untrue statement, omission or alleged omission, made in reliance upon and in conformity with information furnished to the Company by, or on behalf of, any Underwriter or any Selling Shareholder in writing specifically for use in the preparation of the Registration Statement or any such post effective amendment thereof, any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto; and provided further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any Preliminary Prospectus but eliminated, remedied or corrected in the Prospectus (or any amendment or supplement thereto) such indemnity agreement shall not inure to the benefit of any Underwriter (or to the benefit of any person who controls such Underwriter), if the person asserting any loss, claim, damage or liability as a result of such untrue statement or omission purchased the Shares from such Underwriter and was not sent or given a copy of the Prospectus with, or prior to, the written confirmation of the sale of such Shares to such person by such Underwriter unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 4(C). This indemnity agreement is in addition to any liability which the Company may otherwise have.

         B. Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who has signed the Registration Statement, the Selling Shareholders and each person who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Company or any such Selling Shareholder, director, officer, or controlling person may become subject, under the Act, the Exchange Act, the common law, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary

         Prospectus or Prospectus, including any amendment thereof, (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or Prospectus including any amendment thereof a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or by any Underwriter and filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each of the above cases to the extent, but only the extent, that such untrue statement, alleged untrue statement, omission or alleged omission, was made in reliance upon and in conformity with information furnished to the Company by, or on behalf of, any Underwriter in writing specifically for use in the preparation of the Registration Statement or any such post effective amendment thereof, any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto, or in any application or other statement executed by the Company or by any Underwriter and filed in any jurisdiction; and each Underwriter will reimburse any legal or other expenses reasonably incurred by the Company or any such Selling Shareholder, director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement is in addition to any liability which the Underwriters may otherwise have.

         C. Each Selling Shareholder severally, but not jointly, agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who has signed the Registration Statement, each person who controls the Company within the meaning of Section 15 of the Act, each Underwriter and each person who controls an Underwriter against any losses, claims, damages or liabilities to which the Company, any Underwriter, or any such director, officer, or controlling person may become subject, under the Act, the Exchange Act, the common law, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the omission or alleged omission to state in the Registration Statement or any amendment thereof a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; in each of the above cases to the extent, but only the extent, that such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by, or on behalf of, the Selling Shareholder in writing specifically for use in the preparation of the Registration Statement, any such Preliminary Prospectus or the Prospectus or any such amendment or supplement thereto, and the Selling Shareholder will reimburse any legal or other expenses reasonably incurred by the Company, any Underwriter or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. In no event, however, shall the liability of the Selling Shareholder for indemnification under this Section 6(C) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Shares sold hereunder that are being sold by such Selling Shareholder, or (ii) the proceeds received by such Selling Shareholder for the Shares sold by it to the Underwriters. This indemnity agreement is in addition to any liability which the Selling Shareholder may otherwise have. Each Selling Shareholder's liability for indemnification under this
         Section 6(C), insofar as it arises (i) from any untrue statement or alleged untrue statement of a material fact pertaining to the Selling Shareholder contained in a post-effective amendment to the Registration Statement but not in the Registration Statement, or
         (ii) the omission or alleged omission to state a material fact pertaining to the Selling Shareholder in a post-effective amendment which fact was stated in the Registration Statement, shall require the indemnified party or parties to demonstrate that prior to the filing of such post-effective amendment the indemnifying Selling Shareholder shall have been furnished a copy of such post-effective amendment and given an opportunity to comment thereon.

         D.    Promptly after receipt by an indemnified party under this
         Section 6 of notice of the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof. The failure to so notify the indemnifying party will not relieve such party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, unless such failure so to notify prejudices the indemnifying party's ability to defend such action. In case any such action is brought against any indemnified party and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party, it is advisable for such parties and controlling persons to be represented by separate counsel, any indemnified party shall have the right to employ separate counsel to represent it and all other parties and their controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or by the Company against the Underwriters hereunder, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, if the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party shall have the right to select separate counsel to assume such defense and to otherwise participate in the defense of such action on behalf of such indemnified party and all other parties and their controlling persons. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

    7.   CONTRIBUTION.

         A. If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless any indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Shares. In the event that the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.
          The Company, the Selling Shareholders and the Underwriters agree that contribution determined by per capita allocation (even if the
         Underwriters were considered a single person) would not be equitable. The respective relative benefits received by the Company and the Selling Shareholders on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion (a) in the case of the Company and the Selling Shareholders, as the total price paid to the Company and the Selling Shareholders for the Shares by the Underwriters (net of underwriting discount received but before deducting expenses) bears to the aggregate Offering Price of the Shares, and (b) in the case of the Underwriters, as the aggregate underwriting discount received by them bears to the aggregate Offering Price of the Shares, in each case as reflected in the Prospectus. The relative fault of the Company, the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto; and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds such Selling Shareholder has received for the Shares sold by such Selling Shareholder to the Underwriters. The Underwriters' obligation to contribute pursuant to this Section 7 is several and not joint. No person guilty of fraudulent misrepresentation (within the meaning of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this

          Section 7, each person who controls an Underwriter within the meaning of the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, each person who controls the Company within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the Company and each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company.

          B. Promptly after receipt by a party to this Agreement of notice of the commencement of any action, suit, or proceeding, such person will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the failure to so notify the Contributing Party will not relieve the Contributing Party from any liability which it may have to any party other than under this Section 7, unless such failure to so notify prejudices the Contributing Party's ability to defend such action. Any notice given pursuant to Section 6 hereof shall be deemed to be like notice hereunder. In case any such action, suit or proceeding is brought against any party, and such person notifies a Contributing Party of the commencement thereof, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified.

          C. The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have, and the obligations of the Underwriter under this Section 7 shall be in addition to any liability which the Underwriters may otherwise have.

     8.   EFFECTIVE DATE AND TERMINATION.

          A. This Agreement shall become effective at the later of (i) the day upon which this Agreement shall have been executed and delivered by the parties hereto, or (ii) (ii) at 10:00 a.m. Minneapolis time, on the first full business day following the Effective Date, or at such earlier time after the Effective Date as the Representatives in its discretion shall first release the Shares for offering to the public. For purposes of this Section 8, the Shares shall be deemed to have been released to the public upon release by the Representatives of the publication of a newspaper advertisement relating to the Shares or upon release of a telegram or a letter offering the Shares for sale to securities dealers, whichever shall first occur.

          B. The Representatives shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time prior to the First Closing Date, and the option referred to in Section 2(C), if exercised, may be canceled at any time by the Representatives by giving such notice to the Company at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any material agreement on its part to be performed hereunder; (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled; (iii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market shall have been suspended, or minimum or maximum prices for trading shall have been required or established by the Commission or by any such exchange or the Nasdaq

          Stock Market; (iv) a banking moratorium shall have been declared by federal, New York or Minnesota authorities; (v) there shall have been such a material adverse change in general economic, monetary, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such as, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the completion of the sale of and payment for the Shares; (vi) there shall have been the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority, which in the judgment of the Representatives materially and adversely affects or will materially and adversely affect the business or operations of the Company; or
          (vii) there shall be an outbreak of major hostilities (or an escalation thereof) in which the United States is involved or a formal declaration of war by the United States of America shall have occurred or any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the completion of the sale of and payment for the Shares. Any such termination shall be without liability of any party to any other party, except as provided in Sections 6 and 7 hereof; provided, however, that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 4(H) hereof.

          C. If the Representatives elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 8, it shall notify the Company and the Selling Shareholders promptly by telecopy or telephone, confirmed by letter sent to the address specified in Section 11 hereof. If the Company shall elect to prevent this Agreement from becoming effective, it shall notify the Representatives promptly by telecopy or telephone, confirmed by letter sent to the address specified in Section 11 hereof.

          D. If the Company shall fail at the First Closing Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter. No action taken pursuant to this Section 8(D) shall relieve the Company from liability, if any, in respect of such default.

     9.   DEFAULT OF UNDERWRITER.

     If on the First Closing Date or the Second Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon, and upon the terms set fort herein, of the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (i) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase or (ii) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or the Selling Shareholders except for expenses to be borne by the Company and the Underwriters as provided in Section 4(H) hereof and the indemnity and contribution agreements in Sections 6 and 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the First Closing Date or Second Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes, not including a reduction in the number of Firm Shares, in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10.  SURVIVAL.

     The respective indemnity and contribution agreements of the Company and the Underwriters contained in Sections 6 and 7, respectively, the representations and warranties of the Company and the Selling Shareholders set forth in Section 1 hereof and the covenants of the Company set forth in
Section 4 hereof shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Underwriters, the Selling Shareholders, the Company, any of its officers and directors or any controlling person referred to in Sections 6 and 7 and shall survive the delivery of and payment for the Shares. The aforesaid indemnity and contribution agreements shall also survive any termination or cancellation of this Agreement. Any successor of any party or of any such controlling person, or any legal representative of such controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

     11.  NOTICES.

     All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Representatives or any of the Underwriters, shall be mailed, delivered, or telecopied and confirmed, to John G. Kinnard and Company, Incorporated, 920 Second Avenue South, Minneapolis, Minnesota 55402, Attention: Randy L. Hines, with a copy to Avron L. Gordon, Esq., Briggs and Morgan, Professional Association, 2400 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402; or, if sent to the Company, shall be mailed, delivered, or telegraphed, and confirmed, to Zomax Optical Media, Inc., 5353 Nathan Lane, Minneapolis, Minnesota 55442, Attention: James T. Anderson, with a copy to Melodie R. Rose, Esq., Fredrikson & Byron, P.A., 900 Second Avenue South, Suite 1100, Minneapolis, Minnesota 55401.

     12.  INFORMATION FURNISHED BY THE UNDERWRITERS AND THE SELLING
SHAREHOLDERS.

     The statements relating to the stabilization activities of the Underwriters set forth in the last paragraph on the front cover page and the statements in paragraphs 7 and 8 under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the only information furnished by, or on behalf of, the Underwriters in writing specifically for use with reference to the Underwriters referred to in Section 1(A)(ii) and
Section 6 hereof. The statements set forth with respect to the Selling Shareholders in "Principal and Selling Shareholders" constitute the only information furnished by, or on behalf of, the Selling Shareholders in writing specifically for use with reference to the Selling Shareholders in any Preliminary Prospectus and in the Prospectus.

     13.  PARTIES.

     This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Selling Shareholders and the Company, their respective successors and assigns and the officers, directors and controlling persons referred to in Sections 6 and 7. Nothing expressed in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto, their respective successors and assigns and the controlling persons, officers and directors referred to in Sections 6 and 7 any legal or equitable right, remedy or claim under, or in respect of, this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors, assigns and such controlling persons, officers and directors, and for the benefit of no other person or corporation. No purchaser of any Shares from the Underwriters shall be construed to be a successor or assign merely by reason of such purchase.

     14.  GOVERNING LAW.

     This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota, without regard to conflict of law provisions.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterpart of this Agreement, whereupon it will become a binding agreement between the Company, the Selling Shareholders and each of the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       Zomax Optical Media, Inc.


                                       By:
__________________________________
                                            James T. Anderson
                                       Its: President and Chief Executive
Officer

                                       Selling Shareholders:

                                       Anthony Angelini
                                       Ronald Silzer
                                       Brian Fleury
                                       Andrew Berg
                                       Blake White

By:____________________________________
                                            Anthony Angelini
                                            Attorney-In-Fact

The foregoing Underwriting Agreement is
hereby confirmed and accepted by us for
ourselves and as Representatives of the
Underwriters referred to in the foregoing
Agreement as of the date first above written.

JOHN G. KINNARD AND COMPANY,
  INCORPORATED
CRUTTENDEN ROTH INCORPORATED
PACIFIC CREST SECURITIES INC.

By:     JOHN G. KINNARD AND COMPANY,
        INCORPORATED

By: ___________________________________

          Randy L. Hines
Its:      Vice President

                                  SCHEDULE I



Name of Underwriter                                Number of Firm Shares
John G. Kinnard and Company, Incorporated
Cruttenden Roth Incorporated
Pacific Crest Securities Inc.








     Total                                               2,000,000
                                                         ---------

                                  SCHEDULE II

                       SCHEDULE OF SELLING SHAREHOLDERS


Name of Selling Shareholder                        Number of Firm Shares
                         Anthony Angelini                                85,513
                        Ronald Silzer                                   152,691
                         Brian Fleury                                    95,051
                         Andrew Berg                                     33,745
                         Blake White                                     33,000

     Total                                                              400,000
                                                                        -------


                                 SCHEDULE III

                 SCHEDULE OF SHAREHOLDERS REQUIRED TO EXECUTE
                              LOCK-UP AGREEMENTS


Name of Selling Shareholder                        Number of Shares(1)
Phillip T. Levin                                        1,220,823
James T. Anderson(2)                                      312,661
Robert Ezrilov                                              3,000
Howard P. Liszt                                             4,000
Janice Ozzello Wilcox                                       1,000
Michelle S. Bedard(2)                                     312,661
James E. Flaherty                                               0
George F. Esbensen                                              0
Anthony Angelini                                          130,000
Ronald Silzer                                              62,822
Brian Fleury                                              120,462
Andrew Berg                                                42,704
Blake White                                                43,449

     Total                                              1,940,921
                                                        ---------


__________

(1)Does not include the 400,000 shares to be sold in the offering by the Selling Shareholders or shares issuable upon the exercise of outstanding options and warrants.
(2)Represents shares held jointly.